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                                                                     EXHIBIT 4.1

Interactive Data
14 Wall Street
New York, N.Y. 10005
212-285-0700

                                                                 AUGUST 28, 1998

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE CHASE MANHATTAN BANK
UNIT INVESTMENT TRUST DIVISION
4 NEW YORK PLAZA--6TH FLOOR
NEW YORK, NY 10004

RE: CORPORATE INCOME FUND, MONTHLY PAYMENT SERIES--500, DEFINED ASSET FUNDS (A
    UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-43713

Gentlemen:

     We have examined the Registration Statement for the above captioned Fund.

     We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          James Perry
                                          Vice President